Lease

     THIS LEASE, made as of this 21st day of April, 1988, between Dinesh Maniar, landlord, and John W. Keker, P. C. and .John W. Keker, individually; William
A. Brockett, P.C. and Wi111am A Brockett , individually; Robert A. Van Nest, P.C. and Robert A. Van Nest, Individually; R. Elaine Leitner, individually; David J. Meadows, individually; Jeffrey R. Chanin, Individually; Gary M. Cohen, individually; also the California General Partnership commonly known as "KEKER & BROCKETT," Tenants.

                               W I T N E S E T H

     1.   Premises.

          (a) Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, for the term and subject to the agreements, covenants, conditions and provisions hereinafter set forth, to each and all of which Landlord and Tenant mutually agree, the space (the "Premises") being that certain Building located at 710 Sansome Street in the City and County of San Francisco, State of California. The term "Building" shall mean that certain 3-story, office building and other improvements. The term "Land" shall mean, collectively, the parcels of land currently designated as Assessor's Parcel No. 02-0174-008, City and County of San Francisco, California, together with all appurtenant rights and easements. The Land and the Building are hereinafter collectively called the "Real Property." The Premises shall include the appurtenant right to the use of lobbies, entrances, stairs and elevator of the Building.

          (b) Said leasing is upon and subject to the terms, covenants, agreements, limitations, exceptions, reservations and conditions herein set forth, and 'Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of the said terms, covenants, agreements, limitations. exceptions, reservations and conditions by it to be kept and performed and that this Lease is made on the condition of such Performance.

     2. Definitions. The following terms used herein shall have the meaning specified below:

     Floor(s) on which the Premises are located Lower Level, Ground Level, 2nd Floor, and 3rd Floor Addition.

     Agreed Initial Term: Ten (10) years and zero (0) months, commencing upon substantial completion of tenant improvements and ending ten years from commencement of term.

     Base Year:  The first 12 months of occupancy.

     Monthly Rent: The sum of Forty Six Thousand Three Hundred Ninety-Seven dollars ($46,397) for the first five years (60 Months).

     Monthly Rent: The sum of Fifty-Six Thousand Three Hundred Ninety-Five dollars ($56,395) for the second five years (61-120 Months).

     Security Deposit: The sum of Forty One Thousand Seven Hundred Seventy Two dollars ($41,772). Landlord shall pay annually to Tenant interest accrued on the Security Deposit, which Deposit shall be placed in one (l) year Certificates of Deposit with a major Lending Institution.

     Tenant's share:  100%

     Business of Tenant:  General Office (Law Firm).

     Real Estate Broker:  The Rubicon Group.

     Tenant: If there is more than one tenant on the signature page, than each person or entity signing shall be included, and be jointly and severally liable

     Landlord's Consent: Except as provided in Paragraph 33 and Paragraph 13(d), where ever the Lease refers to the Landlord's discretion, consent or approval on any matter, Landlord agrees that such consent, approval or discretion shall not be unreasonably withheld or unduly delayed.

     3.   Term.  Delivery of Possession of Premises.

          (a) The term of this Lease shall commence and, unless sooner terminated as hereinafter provided, shall expire on the dates specified in Paragraph 2 for the commencement and expiration of the Agreed Initial Term.

          (b) If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant at commencement of the term hereof, then, except as provided in Paragraph 3(c) this lease shall not be void or voidable, nor shall Landlord or Landlord's agents, employees or contractors he liable to Tenant for any loss or damage resulting therefrom, but in that event, Monthly Rent and additional rent payable pursuant to Paragraph 7 hereof shall not be payable for the period from the commencement of the term of this Lease through and including the day preceding the date Landlord can deliver possession of the Premises to Tenant. Any delay in delivery extends the lease term but does not amend Tenant's obligations under the lease.

          (c) Notwithstanding any of the foregoing terms of Paragraph 3(b) to the contrary:

               (l) If, except to the extent of any delays caused by Tenant or Acts of God, Landlord is unable to deliver possession of the Premises to Tenant within five (5) months after the issuance of the building permit for landlord's base building construction, Landlord shall pay to Tenant the amount of $500 per day for each day after the expiration of such five (5) month period, until the date that Landlord delivers possession of the Premises to Tenant. This amount represents liquidated damages for any delay in delivery of possession of the Premises.

               (2) If, for any reason other than delays caused by Tenant, Landlord is unable to deliver possession of the premises to Tenant within eleven (11) months after the issuance of the building permit for Landlord's base building construction, Tenant at Tenant's option, shall have the right to terminate thin Lease upon thirty (30) days' written notice given to Landlord at any time after said eleven (11) month period, provided that suc11 notice of termination shall not be effective if prior to the conclusion of such thirty (30) day period Landlord sha11 have delivered possession of the Premises to Tenant.

          (d) If the Premises are ready for occupancy prior to the date for commencement of the term of this Lease as specified in Paragraph 2, Tenant shall have the right to take early occupancy of the Premises on such date as Landlord and Tenant agree and, notwithstanding Paragraph 2, the term of this Lease shall commence on the date of such early occupancy by Tenant, but shall nevertheless expire on the expiration date specified in Paragraph 2.

          (e) Landlord shall give thirty (30) days advance notice of the date on which Landlord expects the Agreed Initial Term to commence and Landlord shall promptly notify Tenant thereafter of any change in the expected date of such commencement. From and after Landlord's notice to Tenant of the expected Commencement Date, Tenant and Tenant's employees, agents and contractors shall he permitted to enter upon the Premises to install Tenant's furniture and equipment therein and to otherwise make the Premises ready for Tenant's occupancy; provided, however, that such entry by Tenant shall be subject to all of the terms and conditions of the Lease, including specifically but not limited to indemnification of Landlord; except, however, Tenant shall have no obligation to pay Monthly Rent or additional rent, during this period. Further, If Landlord is unable to deliver possession of the Premises within five (5) months of the issuance of the building permit for Landlord's base building construction, Landlord shall give Tenant a reasonably detailed construction schedule for the completion of the Premises and the Tenant's move-in date.

     4.   Building and Tenants Improvements.

     Promptly following the execution of this Lease, Landlord shall undertake to prepare the Building and the Premises for occupancy by Tenant. All construction to be undertaken by Landlord is to conform to City Building codes, including Fire and Handicapped Codes.

     5.   Monthly Rent.

          (a) On or before the first day of each calendar month during the term hereof, Tenant shall pay to Landlord, as monthly rent for the Premises, the Monthly Rent specified in Paragraph 2. In the event the term of this Lease commences on a day other than the first day of a calendar month, or terminates on a day other than the last day of a calendar month, then the Monthly Rent payable for such partial month shall be approximately prorated on the basis of a thirty (30) day month. Monthly Rent and the additional rent specified in Paragraph 7 (in accordance with the procedure specified therein) shall be paid by Tenant to Landlord, in advance, without deduction or offset except as expressly provided in Sections in lawful money of the United States of America at the office of Dinesh Maniar, 110 Kimball Way, South San Francisco, California 94080, or to such other person or at such other place as Landlord may from time to time designate in writing.

          (b) All amounts payable by Tenant to Landlord under this Lease in addition to the Monthly Rent, including without limitation, Tenant's Share of increases in Tax Expenses and Operating Expenses as provided in Paragraph 7, all amounts which Tenant owes to Landlord on account of the installation by Landlord of any alterations, additions and improvements, and all personal property and other taxes payable by Tenant as provided in Paragraph 18 shall constitute additional rent owing by Tenant to Landlord hereunder. Monthly Rent and additional rent, if not paid by Tenant to Landlord after an Event of Default, shall bear interest from such due date to the date of payment by Tenant at the maximum annual interest rate allowed by law on such due date for business loans (not primarily for personal, family or household purposes) not exempt from the usury law or, if there is no such maximum annual interest rate, at the rate of interest (the "Prime Rate") announced by the .San Francisco Main Office of Bank of America, NT&SA (or any successor bank thereto) as its "reference rate" (or if there is no such "reference rate" announced, the rate announced or charged by such bank in pricing ninety (90) days commercial loans to substantial commercial borrowers) plus four (4) percentage points. Failure by tenant to pay monthly and/or additional rent when due, plus interest as aforesaid, shall constitute an event of default by Tenant hereunder giving rise to all remedies by landlord under this Lease for nonpayment of rents subject to the specific Notice and Cure provisions of subparagraph 5(d) below.

          (c) Notwithstanding anything to the contrary above, if Landlord shall fail to observe or perform any of the covenants, conditions or provisions to be performed by Landlord under this Lease, with the exception of Paragraphs 9 and 25 of this Lease, which failure shall continue for a period of thirty (30) days after written notice thereof given by Tenant, Tenant may cure the same at the expense of Landlord and offset costs actually expended by Tenant from the rental payable by Tenant under this Leases provided, however, that this remedy may not exceed $50,000 in any one (1) year; and further, provided, however, that in the case of default by Landlord which with due diligence cannot be cured within such thirty
     (30) day period, such thirty (30) day period sha11 be deemed extended and Tenant's right to cure such default shall not arise if Landlord shall institute within said thirty (30) day period and diligently continue to prosecute to completion all steps necessary to cure such default.

          (d) Upon Tenant's failure to pay Rent as aforesaid, then on the fifth day of said month Landlord shall provide written notice to Tenant of the past due Rent and the five percent (5%) penalty provided in Paragraph 30 of this Lease, and Tenant shall have five (5) business days to cure. If Tenant does not cure in said five (5) business days, such failure shall be an Event of Default as defined in Paragraph 24.

     6. Security Deposit. Tenant sha11 pay to Landlord upon the commencement of the Tenant Improvement construction the Security Deposit specified in Paragraph 2 as security for the faithful performance by Tenant of all of the forms, covenants, agreements and the conditions of this Lease to be kept and performed by Tenant during the term hereof. If Tenant fails to pay Land1ord any rent, Landlord, at Landlord's option, may apply all or part of the Security Deposit in satisfaction of Tenant's obligation to the extent of such application. In no event shall Landlord be required to make any such application. If Landlord elects to make such application, Landlord shall notify Tenant in writing of the nature and amount thereof and Tenant shall thereupon be obligated to deposit with Landlord an amount sufficient to return the Security Deposit to an amount equal to one hundred percent (100%) of the amount specified in Paragraph 2. If Tenant fails to do so within five (5) days after Landlord has given such notice, Landlord at it's option may resort to any or all remedies available to it for nonpayment of Rent. Promptly following the termination of the term of this Lease, or, if Tenant has held over beyond such termination, promptly following the end of any period Tenant has so held over, provided Tenant has vacated the Premises and fully performed all obligations by Tenant to he performed hereunder, Landlord shall promptly return to Tenant the Security Deposit or such portion thereof then held by Landlord after all applications on account of Tenant's defaults; provided, however, any such return shall not be construed as an admission by Landlord that Tenant has performed all of its obligations hereunder. No holder of a Superior Interest (as defined in Paragraph 21), nor any purchaser at any judicial or private foreclosure sale of the Real Property or any portion thereof, shall be responsible to Tenant for such Security Deposit unless such holder or purchaser shall have actually received the same.

     7.   Expense Escalation.

          (a) Tenant shall pay to Landlord as additional rent under this Lease at the times hereinafter set forth Tenant's Share as specified in Paragraph 2 of any increase in the operating Expenses incurred by Landlord in each calendar year subsequent to the Base Year specified in Paragraph 2 over the Operating Expenses incurred by Landlord during such Base Year. The term "Operating Expenses" shall mean the total costs and expenses incurred by Landlord in connection with the management, operation, maintenance, repair and ownership of the Real Property, as determined in accordance with generally accepted accounting principles, consistently applied excluding "Tax Expenses" as defined below, and including, without limitation, the following costs (i) the reasonable allocation of salaries, wages, bonuses and other compensation relating to employees of Landlord or its agents engaged in the operation, repair, or maintenance of the Real Property; (ii) premiums and other charges incurred by Landlord with respect to fire and other casualty, rent and liability insurance, any other insurance as is deemed necessary or advisable in the reasonable judgment of Landlord, or any insurance required by the holder of any Superior Interest, and, after the Base Year, costs of repairing an insured casualty the extent of the deductible amount under the applicable insurance policy, but excluding financing charges (other than charges paid to the insurer) with respect to amounts borrowed by Landlord to pay such premiums or other charges; (iii) license, permit and inspection fees; (iv) sales, use and excise taxes on goods and services purchased by Landlord in connection with the operation, maintenance or repair of the Real Property; (v) supplies, tools, materials and equipment used in connection with the operation, maintenance and repair of the Real Property; (vi) the reasonable allocation of accounting, legal, and other professional fees and expenses; (vii) The cost of maintaining the sidewalks (amortized over a three (3) year period, at ten percent (10%) interest) and landscaping; (viii) the cost of any capital improvement made by Landlord to the Real Property or capital assets acquired by Landlord after the Base Year required under any governmental law, regulation or insurance requirement with which the Real Property was not required to comply during the Base Year, such cost or allocable portion to be amortized over the useful life thereof, together with interest on the unamortized balance at a rate per annum equal to the Prime Rate charged at the time such capital improvements or capital assets are constructed or acquired or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing or acquiring such capital improvements or capital assets, but in either case not more than the maximum rate permitted by law at the time such capital improvements of capital assets are constructed or acquired; (ix) the cost of any capital improvements approved by Tenant (which approval shall not be unreasonably withheld) that are made by Landlord to the Building or capital assets acquired by Landlord after the Base Year for the protection of the health and safety of the occupants of the Real Property or that are designed to reduce other Operating Expenses, such cost or allocable portion thereof to be amortized over the useful life thereof, together with interest on the unamortized balance at a rate per annum equal to the Prime Rate charged at the time such capital improvements or capital assets are constructed or acquired or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing or acquiring such capital improvements or capital assets, but in either case not more than the maximum rate permitted by law at the time such capital improvements or capital assets are constructed or acquired.

          (b) In order that the Operating Expenses during the Base Year fairly reflect the cost of maintaining and operating the Building during the Base Year and are not unduly lower during the Base Year, Operating Expenses for any calendar year following the Base Year shall be computed in accordance with the following principle: Any category of Operating Expense included in any year following the Base Year which was not fully incurred during the Base Year shall be included in Operating Expenses for such subsequent year only to the extent of the increase in cost thereof over the cost thereof which would have been included therefor during the Base Year had such category of Operating Expense been fully incurred in the Base Year. For purposes of this Paragraph 7(b) Landlord shall supply Tenant with a list of Base Year Operating Expenses which are unduly lower, the subsequent change thereto and a written explanation thereof, within 90 days after the close of the Base Year, and within 90 days after the close of the next two (2) subsequent years.

          (c) Notwithstanding any of the terms of Section 7(a) of the Lease to the contrary, "Operating Expenses" shall be the total costs and expenses reasonably incurred by Landlord as provided in Section 7(a) of the Lease, but shall not include any of the following:

               (i) Repairs or other work to the Building occasioned by fire, windstorm or other insured casualty or by the exercise of the right of eminent domain (except that the deductible amount under any policy of casualty insurance up to a maximum amount of $5,000 per occurrence may be included within Operating Expenses);

               (ii) Attorneys' fees, costs and disbursement and other expenses incurred in connection with negotiations or disputes with or prospective subtenants or assignees or associated with the enforcement of any sublease or the defense of Landlord's title to or interest in the Building or any part thereof;

               (iii) Costs incurred due to a violation by Landlord of any law, ordinance or governmental rule or regulation or of the terms and conditions of any lease;

               (iv) Debt service on any mortgages or deed of trust or any rent or other payments due under any ground or underlying lease; and

               (v) The cost of the premium for earthquake insurance in any operating year to the extent that such cost exceeds twenty percent in excess of (i) the cost of such insurance premium during the Base Year times (ii) the percentage change in the Consumer Price Index (All items, San Francisco-Oakland, 1982-84 = 100) between the commencement of the first operating year following the Base Year and the operating year in question.

          (d) Except as provided in subparagraph (e) below and notwithstanding any of the other terms of Paragraph 7 of the Lease to the contrary, Tax Expenses for any calendar year shall not include any increase in taxes resulting from any reassessment of the Building permitted under Article XIII A of the California Constitution as a consequence of any change in ownership of the Building if such change in ownership is between Landlord and an Affiliated Entity, as such terms are defined in California Revenue and Taxation Code Sections 60 through 70. Further, any rebate or refund of property taxes paid by Landlord during any calendar year during the term of the Lease shall be credited against the amount of Tax Expenses owing in the subsequent calendar year for purposes of determining the Tenant's percentage share of property taxes for such calendar year (or, if such refund or rebate shall pertain to any taxes paid by Landlord during the last calendar year of the term of the Lease, Landlord shall pay to Tenant its appropriate share of such refund or rebate based upon Tenant's percentage share of such property taxes paid by Tenant for such calendar year).

          (e) Notwithstanding any other terms or provisions of this Paragraph 7 to the contrary, during the Agreed Initial Term the pass-through of any increases in Tax Expense caused by a change of ownership of the Real Property shall be limited as follows:

               (i) With respect to a sale or transfer of the Real Property by the original Landlord (together with any transferee, assignee or successor who has taken title to the Real Property without causing a "reassessment" thereof pursuant to the terms of Cal. Rev. and Tax Code Sections 60-70) the following provisions shall govern:

                    (A) There shall be a full pass-through to Tenant of any increase in Tax Expense resulting from such transfer by said original Landlord' and

                    (B) Said original Landlord shall pay to Tenant upon the closing of such transfer the following amounts:

                         (l) Fifty percent (50%) of any increase in Tax Expense that will be payable annually by Tenant for the balance of the Agreed Initial Term based upon the first $2,500,000 of any increase in the assessed value of the Real Property (in the year of transfer) as a consequence of such change of ownership over the assessed value of the Real Property immediately prior to such change of ownership; and

                         (2) One Hundred percent (100%) of any increase in Tax Expense that will be payable annually by Tenant for the balance of the Agreed Initial Term based upon any increase over $2,500,000 in such assessed value of the Real Property (in the year of such transfer).

                    Such amounts described in clauses (l) and (2) above shall be paid in a lump sum, which sum shall be determined by using a )0% discount factor with respect to the reasonably anticipated increases in Tax Expense over the balance of the Agreed Initial Term as a consequence of the reassessment of the hea1 Property upon such change of ownership. For purposes of clauses (l) and
               (2) above, the "increase in Tax Expense that will be payable annually by Tenant for the balance of the Agreed Initial Term" shall be reasonably determined at the time of transfer.

               (ii) With respect to any subsequent sale or transfer of the nea1 Property during the Agreed Initial Term, there shall be no pass-through to Tenant of any increase in Tax Expense resulting from a "reassessment" based upon such subsequent sale or transfer.

          (f) Operating Expenses for any calendar year following the Base Year shall be computed in accordance with good accounting practices common in the industry.

          (g) Tenant shall pay to Landlord as additional rent under this Lease at the times hereinafter set forth Tenant's Share as specified in Paragraph 2 of any increase in Tax Expenses incurred by Landlord in each calendar year subsequent to the Base Year over Tax Expenses incurred by Landlord during such Base Year. The term "Tax Expenses" shall mean all taxes, assessments, general or special, excises, transit charges, housing fund assessments or other housing charges or levies, fees or charges, general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind, which are assessed, levied, charged, confirmed or imposed on the Real Property, on the Landlord with respect to the Real Property, and the act of entering into this Lease on the use or occupancy of the Real Property or any party thereof, including, without limitation, any gross income tax or excise tax levied with respect to the receipt of such rent, by the United States of America, the State of California, the City and County of San Francisco, any political subdivision, public corporation, district or other political or public entity or public authority, and shall also include any other tax, fee or other excise, however described, which may be levied or assessed in lieu of, as a substitute, in whole or in part, for, or as an addition to, any other Tax Expense. Tax Expenses shall not include income, franchise, transfer, inheritance or capital stock taxes, unless, due to a change in the method of taxation, any of such taxes is levied or assessed against Landlord in lieu of, as a substitute, in whole or in part, for, or as an addition to, any other charge which would otherwise constitute a Tax Expense. Tax Expenses shall include reasonable attorneys' fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Tax Expenses; provided, however, such shall not exceed $500. If it shall not be lawful for Tenant to reimburse Landlord for any increase in Tax Expenses as defined herein, the Monthly Rent payable to Landlord prior to the imposition of such increases in Tax Expenses shall be increased to net Landlord the same net Monthly Rent after imposition of such increases in Tax Expenses as would have been received by Landlord prior to the imposition of such increases in Tax Expenses.

          (h) As the Base Year Tax Expenses may not include the supplemental tax assessment arising as a consequence of the construction of the Premises and Tenant Improvements to be made prior to the commencement of the Agreed Initial Term, the Parties agree that Tax Expenses for the Base Year shall include such supplemental assessment regardless of when paid.

          (i) Subject to all of the terms of this Paragraph 7, it is the intention of Landlord and Tenant that the Monthly Rent paid to Landlord from the commencement of the term of this Lease to the end thereof shall be absolutely net of all increases, respectively, in Tax Expenses and Operating Expenses over, respectively, Tax Expenses and Operating Expenses for the Base Year, and the foregoing provisions of this Paragraph 7 are intended to so provide. The provisions for payment of subsequent year respective increases in Tax Expenses and Operating Expenses by means of a periodic payment by tenants of their respective Tenant's Shares thereof are intended to pass on to the tenants and reimburse Landlord for all increases, respectively, in Tax Expenses and Operating Expenses over, respectively, Tax Expenses and Operating Expenses for the Base Year.

          (j) On or before the first day of each 12 month period following the Base Year (herein "operating year") during the term of this Lease, or as soon as practicable thereafter, Landlord shall give to Tenant notice of Landlord's estimate of the additional rent, if any, payable by Tenant pursuant to Paragraphs 7(a) and 7(9) for such operating year subsequent to the Base Year. On or before the first day of each month during such subsequent operating year, Tenant shall pay to Landlord one twelfth (l/12th) of such estimated additional rent: provided that if such notice is not given prior to the first day of any operating year Tenant shall continue to pay on the basis of the prior year's estimate until the month after such notice is given. If at any time it appears to Landlord that the additional rent payable under Paragraphs 7(a) and 7(g) will vary from its estimate by more than five percent (5%) Landlord may, by written notice to Tenant, revise its estimate for such year, and subsequent payments by Tenant for such year shall be based upon such revised estimate. Landlord shall provide Tenant with a written statement setting forth in reasonable detail the basis for Landlord's determination of such annual determination.

          (k) Within ninety (90) days after the close of the Base Year and each operating year thereafter during the term of this Lease or as soon after such ninety (90) day period as practicable, Landlord shall deliver to Tenant a statement setting forth in reasonable detail the Operating Expenses and Tax Expenses for said operating year together with reasonable supporting documentation (including invoices) relating to such expenses. Additional rent payable under Paragraphs 7 for such operating year, as shown by such statement, shall be final and binding upon Landlord and Tenant, unless the Tenant gives written notice of dispute to Landlord specifying the disputed items within sixty (60) days after receipt of said statement. In the event of such dispute, Tenant shall pay all amounts not disputed (plus any amounts owing based upon Paragraph 7(j) above) and retain an outside property management company to review such statement and determine whether such statement appears to be an accurate statement of the Operating Expenses and Tax Expenses for the Real Property for such 12 month period. If such property management company determines that such statement appears to be in error by $1000 or more, Landlord may justify the additional rent statement by informally showing to Tenant the necessary books and records. If informal resolution fails, the parties shall submit the matter to arbitration. If such statement shows an amount owing by Tenant that is less than the estimated payment for such year previously made by Tenant, Landlord shall at its option either credit the excess to the next succeeding installments of estimated additional rent or pay the excess to Tenant within thirty (30) days after delivery of such statement. If such statement shows an amount owing by Tenant that is more than the estimated payments for such year previously made by Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of such statement.

          (l) If this Lease shall terminate on a day other than the last day of an operating year, the additional rent payable by Tenant pursuant to this Paragraph 7 applicable to the operating year in which such termination shall occur shall be prorated on the basis that the number of days from the commencement of such operating year to and including such termination date bears to three hundred sixty-five (365).

     8.   Use.

          (a) The Premises shall be used solely for general office purposes and for no other use or purpose without the prior written consent of Landlord.

          (b) Tenant shall not do or suffer or permit anything to be done in or about the Premises or the Real Property, nor bring or keep anything therein, which would in any way subject Landlord, Landlord's agents or the holder of any Superior Interest (as defined in Paragraph 21) to any liability, increase the premium rate of or affect any fire, casualty, liability, rent or other insurance relating to the Real Property or any of the contents of the Building, or cause a cancellation of, or give rise to any defense by the insurer to any claim under, or conflict with, any policies for such insurance. If any act or omission of Tenant results in any such increase in premium rates, Tenant shall pay to Landlord upon demand the amount of such increase. In the event of subtenants, Tenant shall not obstruct their use of their demised premises, Tenant shall not use or suffer or permit the Premises to be used for any immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain, suffer or permit any nuisance in, on or about the Premises. No loudspeakers or other similar device, system or apparatus which can be heard or experienced outside the Premises shall, without the prior written approval of Landlord, be used in or about the Premises; provided, nothing herein shall prohibit an internal paging or announcement system. Tenant shall not commit or suffer to be committed any waste in, to or about the Premises.

          (c) Tenant shall not use or suffer or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated. Tenant, at its sole cost and expense, shall promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar body now of hereafter constituted relating to or affecting the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by Tenant's improvements, acts or occupancy of the Premises. The judgment of any court of competent jurisdiction or the admission of Tenant in an action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any law, statute, ordinance or governmental rule, regulation or requirement shall be conclusive of the fact as between Landlord and Tenant.

          (d) Notwithstanding any of the terms of Paragraph 8(c) of the Lease to the contrary, Landlord and Tenant acknowledge and agree that Tenant's obligation thereunder shall not apply to the correction or alteration of any physical condition or characteristic of any portion of the Premises if such condition or characteristic existed prior to the commencement of the Agreed Initial Term.

          (e) The provisions of this Paragraph are for the benefit of Landlord only and are not nor shall they be construed to be for the benefit of any tenant or occupant of the Building.

     9.   Alterations and Restoration After First Year.

          (a) Other than during the first year of occupancy, Tenant shall not make or suffer to be made any alterations, additions or improvements to or of the Premises or any part thereof, excepting as expressly provided in this Paragraph. In the event Tenant desires any alterations, additions or improvements to or of the Premises or any part thereof, Tenant must obtain Landlord's prior written approval of all of same. If Landlord approves such alterations, additions or improvements desired by Tenant, at Landlord's sole election and if the cost thereof is in excess of $100,000 in any 12-month period, the same shall be made by Landlord, at Tenant's sole cost and expense, and Tenant agrees to pay to Landlord, promptly upon Landlord's demand (which demand may be for the entire cost and expense thereof in advance of construction (in which case such amount shall be paid to a third party escrow for payment as construction progresses) or for installment payments prior to and/or during the course of construction), the amount of such cost and expense (including. without limitation, reasonable direct and indirect expenses of Landlord and its agents in connection with such alterations, additions and improvements, plus the supervision of such work by Landlord or a general contractor selected by Landlord on a competitive basis. In the event Landlord does not elect to make (either directly or through such general contractor selected by Landlord) such alterations, additions or improvements as shall have been approved by Landlord or if the same cost less than $100,000 in any 12-month period, then Tenant may cause such approved alterations, additions, or improvements to be made at Tenant's sole cost and expense but only by a contractor approved in writing by Landlord in advance; in such event Tenant shall pay Landlord on demand prior to or during the course of such construction a reasonable amount determined by Landlord to compensate Landlord for its review of Tenant's proposed alterations, additions and improvements and for all other direct and indirect expenses reasonably incurred by Landlord or Landlord's agents in connection with such alterations, additions or improvements. In no event shall Tenant employ any person, entity or contractor to perform work in the Premises whose presence (or the presence of any employees or subcontractors of such person, entity or contractor) may give rise to a labor or other disturbance in the Building. Default by Tenant in the payment of any sums agreed to be paid by Tenant for or in connection with alterations, additions or improvements to the Premises (irrespective of whether such agreement is pursuant to this Paragraph 9 or separate instrument) shall entitle Landlord to all the same remedies as for non-payment of rent hereunder. Any alterations, additions or improvements to or of the Premises, including, without limitation, any fixed partitions, all carpeting, or any other item which is normally deemed as affixed to the Premises shall at once become part of the Building and the property of Landlord. Movable furniture, equipment, trade fixtures (including any removable secretarial stations and bookshelves) and personal property shall remain the property of Tenant.

          (b) At Landlord's sole election any or all such alterations, additions or improvements made for or by Tenant and all such movable furniture, equipment, trade fixtures and personal property shall be removed from the Premises at the expiration or sooner termination of the term hereof and the Premises shall be restored to the condition of same prior to the making or installation of such alterations, additions, improvements or Tenant's personal property. Said work of removal and restoration shall be performed at Tenant's sole cost and expense either (i) by Tenant, in which event Tenant shall pay to a third party escrow (who shall disburse said funds as the costs of restoration are incurred) on demand by Landlord an amount sufficient to guarantee that the Premises are restored to the original condition (except for approved alterations), or (ii) by Landlord, in which later case Tenant shall pay to Landlord, promptly upon Landlord's demand, the cost and expense of such work and for supervision of such work by Landlord or a general contractor selected by Landlord on a competitive basis.

          (c) Notwithstanding any of the terms of this Section 9 of the Lease to the contrary, any alterations, additions or improvements made for or by Tenant after the commencement of the Term shall be removed from the Premises at the expiration or sooner termination of the term of the Lease only if Landlord so notifies Tenant of such requirement prior to the installation of any such alterations, additions or improvements. Tenant shall notify Landlord of all Tenant improvements, installations, alterations or additions at least twenty (20) days before commencing work so that Landlord may approve and may advise Tenant that the same shall be required to be removed at the expiration or sooner termination of the Lease.

          (d) Notwithstanding any other provision of this Section 9 of the Lease the Tenant may:

               (i) Make minor tenant improvements after previously notifying Landlord pursuant to and subject to the terms and conditions of Paragraph 9(b); provided, however, the term minor tenant improvements is limited to expenditures of less than $25,000 in a three (3) month period; and

               (ii) Install without Landlord's consent any movable partition or like tangible personal property.

     10.  Repair.

          (a) By entry hereunder upon commencement of the term hereof, Tenant accepts the Premises as being in good, sanitary order, condition and repair. Tenant, at Tenant's sole cost and expense, shall keep the interior of the Premises and the Building electrical and plumbing systems in good working order at all times. Tenant shall be responsible for providing its own janitorial services for the Premises and all other matters concerning day-to-day maintenance of the interior of the Building. Tenant hereby waives all rights to make repairs at the expense of Landlord as provided by any law, statute or ordinance now or hereinafter in effect. It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, or repair the building systems which are the responsibility of the Tenant (i.e. plumbing and electrical), or to decorate or paint the Premises or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically herein set forth. Tenant hereby waives all rights under, and benefits of, subsection 1 of section 1932 and sections 1941 and 1942 of the California Civil Code and under any similar law, statute or ordinance now or hereafter in effect.

          (b) If Landlord makes any additions, alterations or improvements to any portion of the Real Property at the written request of Tenant, then Tenant shall pay all cost and expense of same as if it were being done on the Premises pursuant to Paragraph 9 and Landlord at its option may charge Tenant for the entire additional cost and expense of repair, maintenance and operation of the Real Property resulting therefrom incurred by Landlord from time to time as determined by Landlord, damage to any such additions, alterations or improvements by fire, earthquake, act of God, or elements excepted. Tenant shall promptly pay Landlord such cost and expense upon demand.

          (c) Notwithstanding any of the terms of Paragraph 10(a) of the Lease to the contrary, Tenant's acceptance of the Premises shall be subject to Landlord's completion of any punchlist items within sixty (60) days after the commencement of the Agreed Initial Term and to Landlord's obligation to balance and adjust the HVAC and other building systems in the Premises after Tenant takes occupancy. Landlord shall remain obligated to repair any latent defects in the Premises and the Building, except for the electrical and plumbing systems.

          (d) Landlord shall, at Landlord's sole cost and expense, repair and maintain in good order and condition, the foundations, bearing and exterior walls, the roof and roof membrane and other structural portions of the Building. Landlord shall also repair and maintain in good working order the heating, ventilation and air conditioning system and elevator serving the Premises (except that Tenant shall be responsible for cleaning the elevator cab). With respect to the repair and maintenance of the HVAC system and elevator: (1) any service contracts therefore shall be included within the definition of Operating Expense (which are the two (2) items contemplated at the time this Lease is made, as being "unduly" low as set forth in Paragraph 7(b) and (ii) any capital items of repair or replacement may be included in Operating Expense on an amortized basis in the manner provided in Paragraph 7(a) for the amortization of other capital items described therein.

   11. Abandonment. Tenant shall not abandon the Premises or any substantial part thereof at any time during the term hereof. Tenant understands that if Tenant should leave the Premises or any part thereof vacant and unsupervised for a substantial period of time such that the risk of fire, other casualty and vandalism to the Premises and the Building will be increased, such action by Tenant shall constitute a breach of this Lease, whether or not Tenant continues to pay rent and additional rent under this Lease. If Tenant shall abandon, vacate or surrender the Premises, or any substantial part thereof or be dispossessed by process of law, or otherwise, any movable furniture, equipment, trade fixtures, or other personal property belonging to Tenant and left on the Premises shall be deemed to be abandoned at the option of Landlord (except such property as may be mortgaged to Landlord), and, whether or not deemed abandoned, Landlord shall have the right to remove the same from the Premises and charge Tenant for such removal and any restoration as provided in Paragraph 9.
Landlord may charge Tenant at such rates as Landlord shall from time to time determine for storing the property so left upon the Premises by Tenant, or, at Landlord's option, may store the same in a public warehouse at Tenant's expense provided, however, nothing set forth in this Paragraph or elsewhere in this Lease shall impose on Landlord any obligation for the care or preservation of such property so left upon the Premises, and Tenant hereby waives and releases Landlord from any and all claims in connection with such removal and specifically waives the provisions of section 1542 of the California Civil Code with respect to such release. No action or inaction by Landlord pursuant to this Paragraph 11 shall be construed to have waived Landlord's right to require Tenant to remove its property, restore any damage to the Building caused by such removal, and make any restoration required pursuant to Paragraph 9 hereof

     12. Liens. Tenant shall not permit any mechanic's materialman's or other liens arising out of work performed by Tenant or on Tenant's behalf to be filed against the fee of the Real Property nor against Tenant's leasehold interest or estate in the Premises. Landlord shall have the right to post and keep posted on the Premises any notices which it deems necessary for protection from such liens. If any such liens are so filed, Landlord may, upon thirty (30) days' written notice to Tenant, without waiving its rights based on such breach by Tenant and without releasing Tenant from any obligations, pay and satisfy the same and in such event the sums so paid by Landlord shall be due and payable by Tenant at once without notice or demand, with interest from such due date at the Prime Rate plus four (4) percentage points, but in no event more than the maximum rate permitted by law.

     13.  Assignment and Subletting.

          (a) Neither this Lease not all or any part of the leasehold interest created hereby shall, directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, be assigned, mortgaged, pledged, encumbered or otherwise transferred by Tenant or Tenant's legal representatives or successors in interest and neither the Premises nor any part thereof shall be sublet or be used or occupied for any purpose by anyone other than Tenant, without the prior written consent of Landlord first had and obtained in each instance, which consent shall not be unreasonably withheld or unduly delayed. Tenant agrees that the instrument by which any assignment or subletting is accomplished shall expressly provide that no subtenant or assignee shall have the further right to assign or sublet without Landlord's consent or otherwise permit the space which is the subject of the subletting or assignment to be used by others and that each assignee or subtenant will perform and observe all of the agreements, covenants, conditions and provisions to be performed and observed by Tenant under this Lease as and when performance and observance is due and that Landlord shall have the right to enforce said agreements, covenants, conditions and provisions directly against such assignee or subtenant. Any mortgage, pledge, hypothecation, encumbrance or transfer or any such assignment, subletting, occupation or use without the consent of Landlord as aforesaid shall be void and, at the option of Landlord, constitute a default entitling Landlord to terminate this Lease and give rise to all other remedies available to Landlord for breach of this Lease. For purposes of this Paragraph 13, the following events shall be deemed an assignment of this Lease or a sublease, as appropriate: (i) the issuance of equity interests (whether stock or partnership interests or otherwise) in Tenant or any subtenant or assignee, or any entity controlling any of them, to any person or group of related persons, in a single transaction or a series of related or unrelated transactions, such that, following such issuance, such person or group shall have control of Tenant; or (ii) a transfer of control of Tenant or such subtenant or assignee, or any entity controlling any of them, in a single transaction or a series of related or unrelated transactions (including, without limitations, by consolidation, merger, acquisition or reorganization), except that the transfer of outstanding capital stock or other listed equity interests by persons or parties other than "insiders" within the meaning of the Securities Exchange Act of 1934, as amended, through the "over-the-counter" market or any recognized national or international securities exchange, shall not be included in the determination of whether control has been transferred. "Control" shall mean direct or indirect ownership of not less than 50% of all of the voting stock of such corporation or not less than 50% of all the legal and equitable interests in any other business entity. If this Lease is assigned, whether or not in violation of the terms of this Lease, Landlord may collect rent from the assignee. If the Premises or any part thereof is sublet or is used or occupied by anybody other than Tenant, Landlord may, after an event of Default by Tenant, collect rent from such subtenant or occupant without having to share "excess rent" as provided in Paragraph 13(c), but no more than fifty percent (50%) of such "excess rent" shall be deemed to offset Landlord's damages, except to the extent Tenant's Monthly Rent and additional rent is being paid by said subtenant. In either event, Landlord may apply the next amount collected to the rents herein reserved. The consent by Landlord to an assignment, transfer, encumbering or subletting pursuant to any provision of this Lease shall not relieve Tenant or any assignee or subtenant from obtaining the express written consent of Landlord to any other or further assignment, transfer, encumbering or subletting. Neither any assignment of this Lease or any interest created hereby, nor any subletting, occupancy or use of the Premises or any part thereof by any person other than Tenant, nor any collection of rent by Landlord from any person other than Tenant, nor any application of any such rent as provided in this subparagraph (a) shall be deemed a waiver of any of the provisions of this subparagraph (a) or relieve, impair, release or discharge Tenant of its obligation fully to perform the terms of this Lease on Tenant's part to be performed, and Tenant shall remain fully and primarily liable hereunder.

          (b) Tenant shall pay to Landlord the reasonable amount of Landlord's cost of processing every proposed assignment or subletting (with the limitation of $500 for the costs of attorneys' and other professional fees and administrative, accounting and clerical time of Landlord), and the reasonable amount of all direct and indirect expense incurred by Landlord arising from any assignee or sublessee (as the case may be) taking occupancy. Notwithstanding anything herein elsewhere to the contrary, Landlord shall have no obligation to process any request for such consent prior to Landlord's receipt of payment by Tenant of the amount of Landlord's estimate of the processing coats and expenses not to exceed $500 and all other direct and indirect costs and expenses of Landlord and its agents arising from such assignee or subtenant taking occupancy.

          (c) In the event of (i) any permitted subletting at a greater rental rate the Monthly Rent and additional rent provided for in Paragraph 7 hereof payable by Tenant hereunder (as ratable to the sublease space), or
     (ii) any permitted assignment of this Lease or subletting providing for payment of any consideration (including, without limitation, payment for such leasehold improvements) by assignee or sublessee to the Tenant, then one-half (1/2) the amount of all such sublease rental which in excess of the Monthly Rent and additional rent payable by Tenant hereunder (as ratable to the sublease space) and one-half (1/2) the amount of all such consideration shall be deemed additional rent for the Premises and shall be paid over by Tenant to Landlord as received. Upon Landlord's request Tenant shall assign to Landlord one-half (1/2) of all such excess amounts to be paid to Tenant by any such subtenant and shall direct such subtenant to pay the same directly to Landlord. In the event of more than one instance of permitted subletting, the amounts (if any) to be paid over by Tenant to Landlord pursuant to the foregoing with respect to each sublease shall be separately calculated and shall not be cumulatively calculated as respects combined subleases.

          (d) Tenant shall notify Landlord in writing if Tenant desires to sublet all or part of the Premises, designating the space proposed to be sublet and the terms proposed. If during the first Option Period, Tenant so notifies Landlord that Tenant desires to sublease all or substantially all of the Premises for the balance of the first Option Period plus all or any portion of the second Option Period, then Landlord shall have the right, at its sole discretion, by written notice to Tenant given within thirty (30) days of such notice from Tenant, to terminate this Lease as of the date of such subletting proposed by Tenant.

          (e) Tenant shall submit to Landlord for Landlord's written approval any proposed sublease agreement (in which the proposed subtenant shall be named) together with current financial statement of such proposed subtenant. Landlord shall not have any liability for any real estate brokerage commission(s) or with respect to any of the costs and expenses that Tenant may incur in connection with its proposed subletting, and Tenant agrees to indemnify, defend and hold harmless Landlord from and against any and all claims (including, without limitation, claims for commissions) arising from such proposed subletting or to lease the portion of the Premises involved to the prospective subtenant as specified by Tenant in such written notice or to any other person or persons, on the terms specified by Tenant in such written notice or otherwise arising from such sublet. Landlord's foregoing rights shall continue throughout the entire term of this Lease including all option periods. A proposed assignment of this Lease in whole or in part shall be deemed a proposed subletting of the Premises in whole or in part (as applicable) for the purposes of paragraph 13(d).

          (f) Except for Paragraph 13(c) and other terms of paragraph 13 to the contrary, Landlord's consent to a proposed assignment or subletting of the Premises shall not be unreasonably withheld or delayed.

          (g) Notwithstanding any of the terms of Paragraph 13(c) of the Lease to the contrary, Landlord and Tenant agree that Tenant shall not be required to pay to Landlord any portion of any sublease rental or consideration for any assignment of the Lease until such time as Tenant has recouped from any such sublease rental or consideration for any assignment all of Tenant's costs (including without limitation brokerage commissions, attorneys' fees and any tenant improvement costs) incurred by Tenant in connection with such assignment or subletting' and then, Landlord and Tenant shall share 501 each, all excess sublease Rents over the Tenant's Rent and Additional Rent hereunder; unless Tenant is in breach pursuant to Paragraph 13(a).

          (h) Nothing herein shall be deemed as an offset to any Monthly Rent or Additional Rent payable by Tenant.

          (i) Notwithstanding any of the terms of this Paragraph 13 to the contrary: (i) neither the admission nor withdrawal of partners of Keker & Brockett shall constitute an assignment of this Lease for any purpose whatsoever and shall not require notice to or approval by Landlord; (ii) Tenant shall have the right from time to time to enter into incidental occupancy agreements with clients, other attorneys and business professionals for the use of offices within the Premises, and any such agreements shall not constitute an assignment or sublease for any purpose hereunder so long as no separately demised premises is created by Tenant in connection therewith and as used herein the term "incidental occupancy agreements" shall not include any oral or written lease with a guaranteed term of more than one (1) month, unless such lease is a month-to-month lease, with a maximum lease term of six (6) months; and (c) Landlord recognizes that Keker & Brockett may merge or otherwise become affiliated or associated with, or become part of, another law firm, and in connection therewith may alter its name, and any such merger, affiliation, association or combination shall not constitute an assignment or sublease for any purpose hereunder, nor shall it be deemed to release any signatory to this Lease from liability to Landlord.

     14.  Indemnification of Landlord.

          (a) Landlord and the holders of any Superior Interests (as defined in Paragraph 21 hereof) shall not be liable to Tenant and Tenant hereby waives all claims against such parties for any loss, cost, damage, injury, illness, or death suffered by any person or damage to any property in or about the Premises or the Real Property by or from any cause whatsoever and, without limiting the generality of the foregoing, whether caused by water leakage of any character from the roof, walls, basement or other portion of the Premises or the Real Property or caused by gas, fire, electricity or any cause whatsoever, in, on or about the Premises or the Real Property or any part thereof; provided, however, that nothing herein shall, subject to the provisions of Paragraph 16, be deemed to excuse Landlord from or relieve Landlord of any liability for the active negligence or intentional act or omission of Landlord, its agents, contractors, or its employees.

          (b) Tenant shall hold Landlord and the holders of any Superior Interests, the respective individual parties therein and the respective shareholders thereof, as applicable, and all proper agents, contractors, servants, officers, directors, employees and licenses (hereinafter collectively called the "Indemnitees") harmless from and against any and all loss, cost, liability, claim, damage and expense including, without limitation, penalties, fines and attorneys' fees and expenses, incurred in connection with or arising from any default by Tenant hereunder or from any loss, cost, damage, injury, illness, or death suffered by any person or damage to any property or from any other cause whatsoever: (i) occurring in or on the Premises or any part thereof arising at any time and from any cause whatsoever other than to the extent caused by the active negligence or willful misconduct of any of the Indemnitees or (ii) arising at any time and occurring in, on or about any part of the Real Property other than the Premises (including, without limitation, any facilities of the Real Property, such as elevators, stairways, passageways, hallways, concourses, plaza areas or adjacent sidewalk) to the extent such injury, illness, death or damage shall be caused in part or in whole by any act, neglect or default or omission of any duty with respect to the same by Tenant, its agents, employees, invitees or licenses. The provision of this Paragraph 14(b) shall survive the termination of this Lease with respect to any injury, illness, death or damage occurring prior to such termination. In case any action or proceeding be brought against any of the Indemnitees by reason of any such claim or liability, Tenant, upon notice from Landlord, covenants to resist and defend at Tenant's sole expense such action or proceeding by counsel reasonably satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord for this Lease, hereby assumes all risks of damage to property (to whoever belonging) in, upon or about the Premises from any source, and Tenant hereby waives all claims in respect thereof against the Indemnitees and agrees to defend and save the Indemnitees harmless from and against all such claims by others; provided, however, that nothing herein shall, subject to the provisions of Paragraph 16, be deemed to excuse Landlord from or relieve Landlord of any liability for the gross negligence or intentional act or omission of Landlord, its agents, contractors, or its employees.

          (c) Landlord agrees to defend, indemnify and hold harmless Tenant from and against any liability for any injury, lose or damages to any person or property occurring in or about the Premises and from and against any and all costs, expenses and liabilities (including without limitation court costs and reasonable attorneys' fees) incurred in connection with or arising from (i) any act, omission or active negligence of Landlord or (ii) any default or failure by Landlord to observe or perform the terms and conditions of this Lease.

          (d) Wither party's obligation to defend, indemnify and hold harmless the other party, its agents, employees or contractors shall not apply to any injury, loss or damage to any person or property to the extent caused by the active negligence or willful acts of the other party or its agents, employees or contractors and is subject to the provisions of Section 16 of the Lease.

     15.  Insurance.

          (a) Tenant shall keep in force during the term of this Lease (and, if Tenant shall take possession of or otherwise occupy or conduct activities in or about the Premises prior to or after the term hereof, then also during such pre-term or post-term period), at Tenant's expense: (i) comprehensive general liability insurance including contractual liability coverage with a minimum combined single limit of three million dollars ($3,000,000) per occurrence for injuries to or illness or death of persons and damage to property occurring in or about the Premises: (ii) property insurance protecting Tenant against loss or damage by fire and such other risks as are insurable under then-available standard forms of "all risk" insurance policies (excluding earthquake and flood but including water damage), covering Tenant's property in or about the Premises or the Real Property (including Tenant's personal property and any fixtures, alterations and improvements which, by the terms hereof or by special agreement with Landlord, have remained or become Tenant's property) for the full replacement value thereof without deduction for depreciation: and
     (iii) workers' compensation insurance in statutory limits. If Tenant shall at any time undertake or perform any addition to or alteration or improvement or the Premises, Tenant shall, at Tenant's expense, carry during such activities "all-risk" builder's risk insurance, completed value form, in an amount satisfactory to Landlord. The aforesaid liability insurance shall protect Tenant, as named insured, and Landlord and all the Indemnitees and any other parties reasonably designated by Landlord, as additional insureds; shall insure Landlord's and such other parties' contingent liability as respects acts or omissions of Tenant; shall specifically include the liability assumed by Tenant under this Lease (provided, however, that such contractual liability coverage shall not limit or be deemed to satisfy Tenant's indemnity obligations under this Lease); and shall contain a cross-liability endorsement allowing an insured thereunder to recover for injury or damage caused by any of the other insureds. Landlord reserves the right to increase the foregoing amount of liability coverage from time to time as Landlord determines is required adequately to protect Landlord and the other parties designated by Landlord from the matters insured against, subject to subparagraph (b).

          (b) If at any time or from time to time, the insurance coverage specified in Paragraph 15(a) of the Lease is no longer adequate in the reasonable opinion of Landlord, Tenant shall increase the coverage to the amount specified by Landlord within forty-five (45) days after notice from Landlord, provided, that Tenant shall not be required to increase its coverage more often than once in any 12-month period and any increase in insurance coverage shall be consistent with prudent business practice.

          (c) Each insurance policy required pursuant to this Paragraph 15 shall be issued by an insurance company licensed to do business in the State of California and approved by Landlord, provide that it is primary insurance and not excess over or contributory with any other insurance force for or on behalf of Landlord or any other insureds designated by Landlord, provide that it may not be materially changed, amended, cancelled or allowed to lapse unless thirty (30) days' prior written notice to Landlord and any other insureds designated by Landlord is first given, and provide that no act or omission of Tenant shall affect or limit the obligations of the insurer with respect to any other insured. Each such insurance policy or a certificate thereof shall be delivered to Landlord by Tenant on or before the effective date of such policy and thereafter Tenant shall deliver to Landlord renewal policies or certificates at least thirty
     (30) days in advance of the expiration dates of expiring policies. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificates, Landlord may, at its option, procure the same for the account of Tenant, and the coat thereof shall be paid to Landlord by Tenant upon demand.

          (d) Nothing in this Paragraph 15 shall be construed as creating or implying the existence of (i) any ownership by Tenant of any fixtures, additions, alterations, or improvements in or to the Premises or (ii) any right on Tenant's part to make any addition, alteration or improvement in or to the Premises.

          (e) At all times during the term of this Lease, landlord shall maintain on the Building and the Premises an "All-Risk" casualty policy to the extent of the full replacement value of the Building and rent lose insurance coverage for one (1) year of Rent payments hereunder.

     16. Waiver of Subrogation Rights. To the extent permitted by their respective policies of "all risk" or other casualty insurance, Landlord and Tenant each hereby waive any right of recovery against the other and the authorized representatives of the other for any loss or damage covered by any such policy of insurance maintained by either with respect to the Building, the Premises, or the contents of the Building or the Premises, whether or not such loss or damage is caused by the fault or negligence of the other party, provided that such waiver shall be limited to the extent of the net insurance proceeds payable by the relevant insurance company with respect to such loss or damage. If any policy of "all risk" or other casualty insurance maintained by Landlord or Tenant relating to this Lease, the Building, the Real Property, or the Premises does not permit the foregoing waiver or if the coverage under any such policy would be invalidated as a result of such waiver, the party maintaining such policy shall notify the other party of such nonpermission or invalidity and, either (i) if reasonably possible without payment of additional premium, obtain from the insurer on such policy a waiver of all rights of subrogation the insurer might have against either party in connection with any claim of 10SB or damage covered by such policy, or (ii) have the other party added as an additional insured under such insurance policy.

     17. Utilities. Tenant shall pay, prior to delinquency, all charges for gas, heat, light, power, telephone, trash removal, janitorial services (which are to be provided by Tenant) and for all other materials and services supplied to the Premises. Tenant shall pay to Landlord, as additional rent, Tenant's Pro Rata Share of charges for water and sewer services to the Building and for any utility services furnished to, in or about the Building which are not separately metered, including but not limited to utilities supplied to Common Areas.
Tenant shall indemnify, defend and hold Landlord harmless from any claim, demand or liability relating to any of the charges and services referred to herein, including but not limited to any all attorneys' fees and costs connected therewith. Landlord shall not be liable for the interruption, unavailability or decrease in the level of service of any utility service to the Premises, unless caused by Landlord' negligence.

     18.  Personal Property and Other Taxes.  Tenant shall pay, at least ten
(10) days before delinquency, any and all taxes, fees, charges or other governmental impositions levied or assessed against Landlord or Tenant (a) upon Tenant's equipment, furniture, fixtures, improvements and other personal property located in the Premises, including carpeting installed by Tenant, (b) by virtue of alterations, additions or improvements to the Premises made by Tenant in each such case whether or not such property has become part of the Premises and the property of Landlord pursuant to Paragraph 9 of this Lease, and
(c) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. In the event said taxes, fees, charges or other governmental impositions are charged to or paid or payable by Landlord, Tenant, forthwith upon demand therefore, shall reimburse Landlord therefor.

     19. Rules and Regulations. Tenant shall faithfully observe and comply with the Rules and Regulations set forth on Exhibit B attached hereto and any reasonable amendments or additions thereto. Landlord shall not be responsible to Tenant for the nonperformance by any subtenant or occupant of the Building of any of said Rules and Regulations.

     20.  Holding Over.

          (a) Any holding over after the expiration of the term of this Lease by expiration of time or otherwise with the express written consent of Landlord shall be construed to be a tenancy from month-to-month at a rent which shall be determined by Landlord in its reasonable discretion, but in no event less than the Monthly Rent and additional rent payable under this Lease during the last full month prior to the date of such expiration and shall otherwise be on the terms and conditions of thin Lease so far as possible. Acceptance by Landlord of rent after such holding over with Landlord's written consent shall not result in any other tenancy or any renewa1 of the term hereof.

          (b) If, without Landlord's consent, Tenant shall retain possession of the Premises or part thereof after expiration of the term hereof, by lapse of time or otherwise, than Tenant shall pay Landlord for each month of such retention rent as determined by Landlord in its reasonable discretion, but in no event less than one hundred fifty percent (150%) the Monthly Rent and additional rent payable under this Lease for the last full month prior to the date of such expiration and shall indemnify Landlord against all losses, costs, claims, liabilities and expenses (including, without limitation, attorneys' fees and expenses) sustained by Landlord by reason of such retention (including, without limitation, claims for damages by any other person to whom Landlord may have leased all or any part of the Premises effective upon the expiration of the term of this Lease). Acceptance by Landlord of rent after such holding over without Landlord's prior written consent shall not constitute a renewal of the term hereof or creation of a month-to-month tenancy and Tenant shall be a tenant by sufferance only; provided, however, such holding over shall otherwise be on the same terms and conditions of this Lease so far as possible. This provision is in addition to, and does not affect or waive, Landlord's right of reentry or any other right or remedy available to Landlord on account of such holding over.

     21.  Subordination to Mortgages and Deeds of Trust.

          (a) This Lease shall be subject and subordinate at all times to all ground or underlying leases which may now exist or hereafter be executed affecting the Real Property or any part thereof and to the lien of any mortgages or deeds of trust in any amount or amounts whatsoever now or hereafter placed on or against the Rea1 Property or any part thereof or on or against Landlord's interest or estate therein or on or against any ground or underlying lease (any of the foregoing being a "Superior Interest") without the necessity of having further instruments on the part of Tenant to effectuate such subordination. Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver, upon demand, such further instruments as may be required by Landlord so long as the same contains a nondisturbance covenant. If Tenant fails to execute same within ten (10) days, then tenant hereby irrevocably appoints Landlord the attorney-in-fact of the Tenant to execute and deliver any such instrument or instruments for or in the name of Tenant.

          (b) Notwithstanding such subordination, in the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant's right to possession of the Premises shall not be disturbed if Tenant shall not be then in default in the terms of this Lease, and Tenant shall attorn to the lessor under any ground lease or underlying 1ease or to any purchaser of the Real Property or shall, at such lessor's or purchaser's option, enter into a new lease for the balance of the Term upon the same terms and conditions of this Lease. Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form reasonably requested by Landlord, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases or the lien of any such mortgage or deed of trust.

     22.  Entry by Landlord.

          (a) Landlord reserves and shall at any and all reasonable times have the right to enter the Premises to inspect the same, to show the Premises to prospective purchasers or tenants, to post notices of nonresponsibility, and to alter, improve, or repair the Premises or any portion of the Real Property with the right to erect in the Premises or elsewhere in the Real Property scaffolding and other necessary structures where reasonably required by the character of the work to be performed, in each such case without any abatement or reduction of rents provided, however, that all such work shall be done so as to cause as little interference to Tenant as reasonably possible. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other occasioned by such entry. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon or about the Premises, excluding Tenant's vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in any emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction of Tenant from the Premises or any portion thereof.

          (b) Landlord covenants and agrees that Landlord's right to enter the Premises (except in an emergency) to make alterations, repairs or additions, whether pursuant to Section 22 of the Lease or as anywhere else provided in the Lease, shall be exercised with the least possible interference to Tenant, and to the extent reasonably possible, such work shall be done after normal business hours where the nature of such work may materially interfere with or otherwise unreasonably distract Tenant from the conduct of its business. Nothing contained in this Paragraph 22 shall be deemed to excuse or relieve Landlord or Tenant from any liability for the negligence or willful misconduct of such party or party's agents, servants, employees, contractors or invitees.

          (c) Landlord will (except in any emergency) not enter Tenant's premises without at least 24 hours advance notice.

     23. Insolvency or Bankruptcy. Without limitation, the following ehal1 constitute a default under this Lease:

          (a) If Tenant shall file a voluntary petition under any applicable bankruptcy law or shall have an order for relief entered under any applicable bankruptcy law, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under the present or future applicable Federal, state or other statue or law relative to bankruptcy, insolvency or other relief for debtors, or shall seek to consent to or acquiesce in the appointment of any trustee, receiver, conservator or liquidator of Tenant or of all or any substantial part of its properties or its interest in the Premises (the term "acquiesce," as used in this Paragraph, includes but is not limited to the failure to file a petition or motion to vacate appeal or discharge any order, judgment or decree within ten (10) days after retry of such order, judgment or decree); or

          (b) If a court of competent jurisdiction shall enter an order, judgment or decree approving a petition filed against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future applicable Federal, state or other statute or law relating to bankruptcy, insolvency, or other relief for debtors, and Tenant shall acquiesce in the entry of such order, Judgment or decree, or such order, Judgment or decree sha11 remain unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive) from the date of entry thereof, or any trustee, receiver, conservator or liquidator of Tenant or of all or any substantial part of its properties or its interest in the Premises shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive); or

          (c) If Tenant shall be unable, or admit in writing its inability to pay its debts as they matures; or

          (d) If Tenant shall give notice to any governmental body of insolvency or pending insolvency, or suspension or pending suspension or

          (e) If Tenant shall make an assignment for the benefit of creditors or take any other similar action for the protection or benefit of creditors.

Upon the happening of any such event, this Lease shall terminate. In no event shall this Lease be assigned or assignable by reason of any voluntary or involuntary bankruptcy proceedings, nor shall any rights or privileges hereunder be an asset of Tenant, the trustee, debtor-in-possession, or the debtor's estate in any bankruptcy, insolvency or reorganization proceedings.

     24.  Default.

          (a) Any failure by Tenant to observe and perform any provision of the Lease other than Paragraph 5, to be observed or performed by Tenant, where such failure continues for thirty (30) days after written notice thereof by Landlord to Tenant shall be deemed an Event of Default: provided, however, that if such failure is not reasonably susceptible of cure within said thirty (30) day period (financial inability of Tenant excepted) such failure shall not constitute an Event of Default as long as Tenant commences to cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion. Any Notice of Default hereunder shall specify the default and the applicable Lease provisions, and shall demand that Tenant perform the provisions of the Lease or pay the Rent that is in arrears, as the case may be. within the applicable period of time. No such notice shall be deemed a forfeiture or termination of the Lease provided Tenant cures the default within the applicable period of time. Failure to specify default in any other Lease provision in said Notice of Default, shall not be deemed a waiver of any other default provision.

          (b) In the event of the occurrence of an Event of Default (as defined in this Lease) by Tenant, then Landlord, in addition to any other rights and remedies of Landlord at law or in equity, shall have the right either to terminate Tenant's right to possession of the Premises and thereby terminate this Lease or to have this Lease continue in full force and effect with Tenant at all times having the right to possession of the Premises. Should Landlord elect to terminate Tenant's right to possession of the Premises and terminate this Lease, then Landlord shall have the immediate right to entry and may remove all persons and property from the Premises. Such property so removed may be stored in a public warehouse or elsewhere at the cost and for the account of Tenant. Upon such termination, Landlord, in addition to any other rights and remedies available at law or in equity, shall have the right to recover from Tenant's.

               (i) The worth at the time of award of all unpaid rent which had been earned at the time of termination;

               (ii) The worth at the time of award of the amount by which all unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

               (iii) The worth at the time of award of the amount by which all unpaid rent for the balance of the term of this Lease after the time of award exceeds the amount of such rental lose that Tenant proves could be reasonably avoided; and

               (iv) All other amounts necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

     The "worth at the time of award" of the amounts referred to in clauses (i) and (ii) above shall be computed by allowing latest at the maximum annual interest rate allowed by law for business loans (not primarily for personal, family or household purposes) not exempt from the usury law at the time of termination or, if there is no such maximum annual interest rate, at the Prime Rate charged on such termination date plus four (4) percentage points. The "worth at the time of award" of the amount referred to in clause (iii) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%) per annum. For the purpose of determining unpaid rent under clauses (i), (ii) and (iii) above, such unpaid rent shall be the Monthly Rent and additional rent payable by Tenant in accordance with all of the provisions of this Lease, including, without limitation, provisions pertaining to the increase of such Monthly Rent and additional rent from time to time during the term of this Lease.

          (c) Should Landlord, following any breach or default of this Lease by Tenant, elect to keep this Lease in full force and effect, for so long as Landlord does not terminate Tenant's right to possession of the Premises (notwithstanding the fact Tenant may have abandoned the Premises), then Landlord, besides all other rights and remedies Landlord may have at law or in equity, shall have the right to enforce all of Landlord's rights and remedies under this Lease, including but not limited to the right to recover the installments of rent as they become due under this Lease. Notwithstanding any such election to have this Lease remain in full force and effect, Landlord may at any time thereafter elect to terminate Tenant's right to possession of said Premises and thereby terminate this Lease for any previous breach or default which remains uncured, or for any subsequent breach or default. For the purposes of Landlord's right to continue this Lease in effect upon Tenant's breach or default, acts of maintenance or preservation or efforts of Landlord to relet the Premises, or the appointment of a receiver on the initiative of Landlord to protect its interest under this Lease does not constitute a termination of Tenant's right to possession.

          (d) In the event Landlord elects, upon default of this Lease by Tenant, to keep this Lease in full force and effect, Landlord may, from time to time sublet the Premises or any part thereof for such term and at such rent and upon such other terms as Landlord in its reasonable discretion may deem advisable with the right to make alterations and repairs to the Premises; provided, however, nothing herein shall diminish Landlord's rights pursuant to subparagraph 24(b). Upon each such subletting (i) Tenant shall be immediately liable to pay to Landlord, in addition to indebtedness other than rent due hereunder, the coat of such subletting and of such alterations and repairs, incurred by Landlord, and the amount by which the rent hereunder for the period of such subletting (to the extent such period does not exceed the term hereof) exceeds the amount agreed to be paid as rent for the Premises for such period of such subletting; or (ii) at the option of Landlord, rents received from such subletting shall be applied; first, to payment of indebtedness other than rent due hereunder from Tenant to Landlord; second, to payment of coats of such subletting and of such alterations and repairs: third, to payment of rent due and unpaid hereunder: and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same becomes due hereunder. If Tenant has been credited with any rent to be received by such subletting under option (i), and such rent shall not be promptly paid to Landlord by such subtenant(s), or if such rent received from such subletting under option (ii) during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No taking possession of the Premises by Landlord, shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant. Notwithstanding any such subletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. At Landlord's option and application, a receiver for Tenant shall be appointed to take possession or the Premises and to exercise Landlord 'a right to sublet the Premises for Tenant and to apply any rent collected from the Premises as provided herein.

          (e) As used in this Paragraph 24, the one half (1/2) of the "excess rent" (as defined in Paragraph 13(c)) that is payable to Landlord shall not be deemed, in any way, to offset Landlord's damages herein. Landlord's damages, however, will be offset, as provided in this Paragraph 24, to the extent that Landlord collects (so provided in Paragraph 13(c)) the one-half (1/2) of "excess rent" that is otherwise payable to Tenant under Paragraph 13(c).

     25.  Damage by Fire, Etc.

          (a) If the Premises or the Building is damaged by fire or other casualty, Landlord shall diligently repair the same, subject to the provisions of this Paragraph, provided such repairs can be made within one hundred eighty (180) days, and this Lease shall remain in full force and effect. If such fire or other casualty damages the Premises or common areas or the Real Property necessary for Tenant's use and occupancy of the Premises, then during the period the Premises or any part thereof are rendered unusable by such damage and the repair thereof, Tenant shall be entitled to a proportionate reduction of rent on account of such damage and repair, such proportionate reduction to be based upon the extent to which such damage and repair shall prevent the conduct of business by Tenant in the Premises as set forth more particularly in subparagraph 25 (d); provided, however, in the event that such damage is the result of the negligence or willful misconduct of Tenant or Tenant's agents, employees, contractors, licensees or invitees and is not covered by insurance, then there shall be no rent abatement. Landlord shall not be obligated to repair any damage to, or to make any replacement of, Tenant's movable furniture, equipment, trade fixtures, and other personal property, nor any additions, alterations or improvements installed in the Premises by or for Tenant, and Tenant shall, at Tenant's sole cost and expense, repair and replace such movable furniture, equipment, trade fixtures and other personal property, and such alterations, additions, and improvements. All such repair and replacement of alterations, additions and improvements other than as previously installed pursuant to Paragraph 9 shall be treated as a work of alteration, addition or improvement by Tenant and all of the provisions of Paragraph 9 shall apply thereto. Tenant hereby waives California Civil Code sections 1932(2) and 1933(4), providing for termination of hiring upon destruction of the thing hired and sections 1941 and 1942, providing for repairs to and of premises.

          (b) Landlord's obligation to repair pursuant to subparagraph 25(a) and 25(c) shall be subject to insurance proceeds being available to Landlord to effect such repair; provided, however, in the event of an uninsured casualty costing less than $150,000 to repair, such damage shall be repaired and this Lease shall remain in effect (except that Rent owing hereunder shall be abated as provided in Subparagraph 25(d) below) in which case a Landlord may elect to either (i) repair such damage at Landlord's sole cost and expense, or (ii) permit Tenant to undertake such repair, in which latter case Tenant shall repair such damage and shall be entitled to offset against Monthly Rent the cost of such repair (such offset shall be limited to fifty percent (50%) of the Monthly Rent for each month until Tenant has recouped the cost of such repair). With respect to any damage to be repaired by Landlord, Landlord shall with all due diligence repair or rebuild the Building and the Premises (including any of Tenant 'a improvements therein) to the condition at least equal to that existing immediately prior to said damage. With respect to any insured casualty, Landlord shall use any insurance proceeds payable to Landlord for the purpose of such rebuilding, as well as, with respect to the Premises, any insurance proceeds received by Tenant by reason of its insurance on the Premises to the extent of the actual amount needed to replace or restore Tenant's improvements, trade fixtures, and equipment.

          (c) If any such damage to Building, or Premises (herein "major damages") cannot be repaired by Landlord within 180 days after the occurrence thereof and if as a result of such damage a material portion of the Premises shall be unusable for the normal operation of Tenant's business for a period of 180 days or more, Tenant or Landlord shall have the option to terminate this Lease upon thirty (30) days' written notice to the other party in which event the Monthly Rent and all additional rent shall be prorated to the date of the damage, and Tenant shall not be liable for any Monthly Rent or additional rent after the date of damage.

          (d) If the Lease is not terminated after any damage or destruction, the Monthly Rent and all additional rent shall be equitably prorated and abated for and during the period commencing with the date of such casualty and continuing until repairs are completed in the proportion that the area of the Premises usable by Tenant for normal business operations bears to the total area then leased by Tenant, taking into consideration the rental rate per square foot for the space for which the abatement is made and any adverse effects and disruptions to Tenant's business caused during the period of such repairs, which Tenant could not reasonably mitigate.

     26.  Eminent Domain.

          (a) If all or any part of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, or any agreement in lieu thereof, this Lease shall terminate as to the part so taken as of the date of taking and, in the case of a partial taking, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Premises by giving written notice to the other within ninety (90) days after such dates provided, however, that a condition to the exercise by Landlord or Tenant of such right to terminate shall be that the portion of the Premises taken shall be of such extent and nature as to render the balance of the Premises unusable or uneconomical for Tenant's purposes. In the event of any taking by exercise of the power of eminent domain, or agreement in lieu thereof, Landlord shall be entitled to all compensation, damage, income, rent awards and interest thereon whatsoever which may be paid or made in connection therewith and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease or of any of the work performed by Landlord in the Premises for or by Tenants provided, however, that nothing contained herein shall prohibit or prevent Tenant from seeking at its cost and expense and retaining for its own account from the authority exercising the power of eminent domain an award to compensate Tenant for the unamortized cost of any improvements, additions or alteration to the Premises, which were paid for solely at Tenant's expense, its relocation expenses and for any loss by Tenant of any movable furniture, equipment and other personal property resulting from such exercise. In the event of a partial taking of the Premises which does not result in a termination of this Lease, the rent thereafter to be paid under this Lease shall be equitably reduced.

          (b) Notwithstanding the foregoing, if all or any portion of the Premises is taken under power of eminent domain or any agreement in lieu thereof for a period of time ending prior to the end of the term of this Lease, this Lease shall remain in full force and effect and Tenant shall continue to pay all rent and to perform all of the terms, conditions and covenants of this Lease; provided, however, in such case Tenant shall be entitled to all compensation, damages, income, rent awards and interest thereon whatsoever which may be paid or made in connection with any such temporary taking.

     27.  Limitation of Landlord's Liability.

          (a) Anything contained in this Lease to the contrary notwithstanding, Tenant shall look solely to Landlord's interest in the Real Property for the recovery of any judgment against Landlord on account of Landlord's breach of any of its covenants or obligations under this Lease. Landlord, the partners of Landlord (if Landlord is a partnership), the officers, directors or shareholders of Landlord (if Landlord is a corporation), and the employees and agents of any of them, shall never have any personal liability for any breach of any covenant or obligation of Landlord under this Lease and no recourse shall be enforceable against the assets of Landlord or any such other person other than the interest of Landlord or such other person in the Real Property for payment of any sums due to Tenant or enforcement of any other relief based upon any claim made by Tenant for breach of any of Landlord's covenants or obligations under this Lease.

          (b) As used herein, Landlord's interest in the nea1 Property shall include any insurance proceeds or condemnation awards received by Landlord and not applied to the restoration of the Real Property or to the payment of any indebtedness thereon. Further, the provisions of this Paragraph 27 shall only be effective so long as Landlord maintains a minimum of $1,000,000 unencumbered equity in the Real Property, and only during the period that Landlord owns the Real Property.

     28.  Sale by Landlord.

          (a) In the event of a sale, conveyance or other transfer by Landlord of the Real Property, the same shall operate to release Landlord from any future liability of any covenants or conditions, express or implied, herein contained in favor of Tenant, and in such event Tenant agrees to look solely to the successor in interest of Landlord in this Lease for performance of all of Landlord's covenants or obligations hereunder accruing from and after the date of such transfer. If any security be given by Tenant to secure the faithful performance of all or any of the covenants of this Lease on the part of Tenant, Landlord shall transfer and/or deliver the security, as such, to the successor in interest of Landlord, and thereupon Landlord shall be discharged from any further liability in reference thereto; provided, however, nothing in this Paragraph 28 shall require Landlord to transfer more security than is actually held by Landlord at the date of transfer and; provided, however, that any dispute between Landlord and Tenant over any previous application of the security shall not be waived as a consequence of the transfer.

          (b) As a condition to the release of Landlord's liability under the Lease upon sale of the Building, any buyer of the Building shall assume in writing Landlord's obligations under the Lease and shall acknowledge Tenant's security deposit.

     29. Estoppel Certificate. Tenant, at any time upon not less than ten (10) days' prior written notice from Landlord, shall execute, acknowledge and deliver to Landlord a statement in writing (1) certifying that the Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that the Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (2) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant (1) that the Lease in full force and effect, without modification, except as may be represented by Landlord, (2) that there are no uncured defaults in Landlord's performance, and (3) that not more than one (1) month's rent has been paid in advance.

     30.  Right of Landlord to Perform; Late Charge.

          (a) All covenants and agreements to be kept or performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of rent. If Tenant shall fail to pay any sum of money required to be paid by it hereunder (other than Monthly Rent and additional rent payable pursuant to Paragraphs 5 and 7) or shall fail to perform any other act on its part to be performed hereunder, Landlord may, but shall not be obliged to, and without waiving any default of Tenant or releasing Tenant from any obligations to Landlord hereunder, make any such payment or perform any such other act on Tenant's part to be made or performed as in this Lease provided. All sums so paid by Landlord and all necessary incidental costs, together with interest thereon from the date of such payment by Landlord until paid at an annual rate of interest equal to the lesser of (a) four percent (4%) over the prevailing "base rate" announced from time to time by the Bank of America NT&SA for purposes of pricing loans to major corporate borrowers or (b) the highest rate allowed by law for commercial obligations, which interest shall be payable forthwith upon demand, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of nonpayment thereof by Tenant as in the case of default by Tenant in the payment of rent.

          (b) Tenant acknowledges that late payment by Tenant to Landlord of any installment of Monthly Rent or additional rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any encumbrance and note secured by any encumbrance encumbering the Real Property. Therefore, if any installment of Monthly Rent or additional rent due from Tenant is not paid within five (5) days after the date such installment is due, the Tenant shall pay to Landlord an additional sum of five percent (5%) of the overdue installment as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charge shall not constitute a waiver of Tenant's default with respect to the overdue amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord.

     31.  Arbitration and Attorneys' Fees.

          (a) Any dispute, controversy or claim arising under this Lease shall be submitted to arbitration in the City of San Francisco, California. Except as otherwise provided with respect to the selection of arbitrators, said arbitration shall be conducted in accordance with the Rules of Commercial Arbitration of the American Arbitration Association or its successor, and the provisions of California Code of Civil Procedure Section 1283.05 or any successor or amended statute or law containing similar provisions. Each party to this Agreement shall appoint one arbitrator and notify the other party of such appointment; provided, however, that no officer, agent, attorney, employee or other person who has a financial interest in said dispute may be appointed and that each person so appointed shall have had five year's experience in commercial leasing matters in San Francisco. Promptly after their appointment, the two arbitrators appointed by the parties shall meet and select as the third and presiding arbitrator a member of State Bar of California who in the last ten years tried ten cases to judgment and arbitrated to award or served as an arbitrator of at least three disputes. The arbitrators shall have no power to modify any of the provisions of this Lease and their jurisdiction is limited accordingly. The arbitrators shall prepare and serve written findings of fact and conclusions which adequately set forth the basis of their decision and which cites the statutes and precedents relied upon in reaching such decision. Except as may be otherwise decided by the arbitration tribunal, the expenses of arbitration shall be borne equally by the parties and each party shall be responsible for the fees and expenses of its own experts, evidence and attorneys. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof, including, but not limited to, the rights and remedies for in Title 3, chapter 4 of the California Code of Civil Procedure. All arbitration concerning this Lease, the Real Property or any matter related thereto shall be binding and final.

          (b) In the event of any action or proceeding at Law or in equity between Landlord and Tenant (including an action or proceeding between Landlord and the trustee or debtor in possession while Tenant is a debtor in a proceeding under the Bankruptcy Code (Title 11 of the United States
     Code) or any successor statute to such Code) to enforce any provision of this Lease or to protect or establish any right or remedy of either Landlord or Tenant hereunder, the unsuccessful party to such action or proceeding shall pay to the prevailing party all costs and expenses, including, without limitation, reasonable attorneys' fees and expenses, incurred in such action or proceeding and in any appeal in connection therewith by such prevailing party, whether or not such action, proceeding or appeal is prosecuted to judgment or other final determination. The term "prevailing party" shall include, without limitation, a party who obtains legal counsel or brings an action against the other by reason of the other's breach or default and obtains substantially the relief sought, whether by compromise, settlement or judgment. If such prevailing party shall recover in any such action, proceeding or appeal, such costs, expenses and/or attorneys' fees shall be included in and as a part of such judgment.

     32.  Surrender of Premises.

          (a) Upon the expiration or sooner termination of the term hereof, Tenant shall surrender the Premises to Landlord in the same condition as when received, ordinary wear and tear and damage by fire, earthquake, act of God or the elements excepted and, at Tenant's sole cost, shall remove all movable furniture, equipment, trade fixtures and personal property (except partitions, in accordance with Paragraph 9 of this Lease) and repair any damage in the Premises or elsewhere in the Building caused by such removal. Any property which is not so removed by Tenant within fifteen (15) calendar days following notice thereof to Tenant shall be deemed abandoned by Tenant, and title to such property shall, at Landlord's election, pass to Landlord, provided that any such abandonment and transfer of title shall not be deemed to be a waiver of Landlord's rights and remedies against Tenant for removal of such items by Tenant. Whether or not title shall so pass to Landlord, Landlord may cause such property to be removed and stored and/or disposed of, and may make appropriate repairs to the Premises and Building, and Tenant shall pay the cost of such action on demand. Tenant shall indemnify Landlord against any loss or liability resulting from delay by Tenant in so surrendering the Premises, removing property and making repairs, including without limitation any claims made by any succeeding tenant- founded on such delay, unless such delay is caused by fire, earthquake, act of God or other conditions beyond Tenant's reasonable control (financial inability excepted).

          (b) The voluntary or other surrender of this Lease by Tenant or a mutual cancellation thereof shall not work a merger, and at the option of Landlord, (i) shall terminate all or any existing subleases or subtenancies, or (ii) shall operate as an assignment to Landlord of all or any such subleases or subtenancies.

33.  Withdrawal of Partners.

          (a) In the event of the withdrawal or removal of one or more than one of the general partners of Tenant's general partnership (said partner being referred to herein as a "Withdrawing Partner" and said general partnership being referred to as the "Partnership"), Landlord agrees that; upon advance notice to Landlord of said withdrawing Partner to withdrawal or removal from the Partnership, said withdrawing Partner or Partners shall not be released from any obligations and/or liabilities under the Lease unless consented to by Landlord in its sole judgment which consent may be withheld for any reason. In the event of a partner's withdrawal is consented to then the remaining partners must:

               (i) Assume the proportional share of liability of the withdrawing partner; and

               (ii) Must submit adequate documentation to Landlord that the remaining partners are of sufficient financial strength to give Landlord security for the Lease given the expenses incurred by Landlord in making improvements.

          (b) The partners of Keker & Brockett (or successor) shall provide additional financial statements to the present Lender or any proposed Lender, when reasonably requested.

     34. Waiver. The waiver by Landlord or Tenant of performance of any term, covenant or condition herein contained shell not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or by any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

     35. Notices. All notices and demands which may or are required to be given by either party to the other hereunder shall be in writing. All notices and demands by Landlord to Tenant shall be delivered personally or sent by United States certified or registered mall, postage prepaid, addressed to Tenant at the Premises, or to such other place as Tenant may from time to time by like notice designate. All notice and demands by Tenant to Landlord shall be sent by United States certified or registered mail, postage prepaid, addressed to Landlord in care of Dinesh Maniar, 110 Kimball Way, So. San Francisco, California 94080, or to such other place as Landlord may from time to time by like notice designate.

     36. Notice of Surrender. At least ninety (90) days before the last day of the term hereof, Tenant shall give to Landlord a written notice of intention to surrender the Premises on that date, but neither this Paragraph nor any failure by Landlord to protest the lack of such notice by Tenant shall be construed as an extension of the term hereof or as consent of Landlord to any holding over by Tenant, provided, however, that failure to give such notice in a timely manner, shall not be deemed an Event of Default.

     37. Defined Terms and Marginal Headings. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. Words used in masculine gender include the feminine and neuter. If there be more than one Tenant the obligations hereunder imposed upon Tenant shall be joint and several. The headings and titles to the Paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof. Whatsoever the term "including" or "includes" has been used in this Lease it shall be construed as if followed by the phrase "without limitation." As used herein the term "shall" is mandatory and "may" is permissive.

     38. Time and Applicable Law. Time is of the essence of this Lease and each and all of its provisions. This Lease shall in all respects be governed by and construed in accordance with the laws of the State of California.

     39. Successors. Subject to the provisions of Paragraphs 13 and 28 hereof, the covenants and conditions herein contained shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties hereto.

     40. Entire Agreement. This Lease (including any Exhibits, Riders or attachments hereto) together with the Work Agreement of even date herewith (which Work Agreement shall no longer be operative following Tenant's letter that said Work Agreement has been completed), constitutes the entire agreement between Landlord and Tenant and no promises or representations, express or implied, either written or oral, not herein set forth shall be binding upon or inure to the benefit of Landlord or Tenant. This Lease shall not be modified by any oral agreement, either express or implied, and all modifications hereof shall be in writing and signed by both Landlord and Tenant.

     41. Equal Employment Opportunity. There are incorporated in this Lease the provisions of Executive Order 11246 (as amended ) of the President of the United States on equal employment opportunities and the rules and regulations issued pursuant thereto with which Landlord represents that it will comply unless exempted.

     42. Light and Air. Tenant covenants and agrees that no diminution of light, air or view by any structure which may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of rent hereunder, result in any liability or Landlord to Tenant, or in any other way affect this Lease.

     43. Severability. If any provision of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Lease and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     44. Financing Condition. If at any time or times Landlord declares to obtain financing for the Real Property, if any lender which intends to take, or is holding, a mortgage or deed of trust encumbering the Rea1 Property should require, as a condition to such financing, either execution by Tenant of an agreement requiring Tenant to send such lender written notice of any default by Landlord under this Lease, giving such lender the right to cure such default until such lender has completed foreclosure, and preventing Tenant from terminating this Lease unless such default remains uncured after foreclosure has been completed, or any modification of the agreements, covenants, conditions or provisions of this Lease, or both of them, then Tenant agrees to execute and deliver such agreement and to modify this lease as required by such lender, provided, however, that no such modification shall affect the length of the term hereof or increase the Rent payable by Tenant under Paragraphs 5 and 7, or increase any other financial obligation existing under this Lease, or Tenants rights herein and shall be in all other respects be reasonable related to the lender's security interest in this Lease. Tenant acknowledges and agrees that its failure to execute any such agreement or modification required by such lender may cause Landlord serious financial damage by causing the failure of a financing transaction and Landlord shall have rights to damages caused by the lose of said financing.

     45. Authority. If Tenant is a corporation, partnership, trust, association or other entity, Tenant and each person executing this Lease on behalf of Tenant does hereby covenant and warrant that (a) Tenant is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) Tenant has and is duly qualified to do business in California, (c) Tenant has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Lease and to perform all Tenant's obligations hereunder, and (d) each person (and all of the persons of more than one signs) signing this Lease on behalf of Tenant is duly and validly authorized to do so.

     46. No Offer. Submission of this instrument for examination and signature by Tenant does not constitute a reservation of or option for lease, and is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

     47. Real Estate Brokers. Each party to this Lease represents and warrants that it has negotiated this Lease with the Real Estate Broker identified in Paragraph 2 and has not authorized or employed, or acted by implication to authorize or to employ, any other real estate broker or salesman to act for either Tenant or Landlord in connection with this Lease. Each party shall hold the other harmless from and indemnify and defend Landlord against any and all claims by any real estate broker or salesman other than the Real Estate Broker identified in Paragraph 2 for a commission or finder's fee as a result of Tenant's entering into this Lease.

     48.  Counterparts; Exhibits, Riders and Other Attachments.

          (a) This Lease may be executed in two or more counterparts, but all of such counterparts taken together shall constitute one and the same instrument.

          (b) All Exhibits, Riders and other attachments hereto are hereby incorporated herein and made a part hereof.


     49.  OPTION TO EXTEND TERM:

          (a)  First Option Period.

          If an Event of Default by Tenant shall not then exist, Tenant shall have the right to extend the Initial Term of this Lease for a period of five (5) years ("First Option Period"). The First Option Period shall commence on the day following the date on which this Lease otherwise terminates according to the provisions of Paragraph 2, and shall terminate at midnight on the last day of the sixtieth (60th) month thereafter. Tenant shall exercise the right to the First Option Period by delivering written notice to Landlord not later than six (6) months prior to the expiration of the Agreed Initial Term of this Lease.

          (b)  Terms, Conditions, Covenants and Rent for First Option Period.

          The First Option Period shall be on all of the terms, conditions and covenants applicable to the Agreed Initial Term of the Lease with the following specific exception. The monthly rent for the First Option Period shall be determined in the manner set forth in Subparagraph 49.e, hereof.

          (c)  Second Option Period.

          If an Event of Default by Tenant shall not then exist, and Tenant has exercised the right to the First Option Period, Tenant shall have the right to extend the Term of the Lease for a Second Five (5) Year Option Period; provided, however, that the right to exercise the Second Option shall be personal to Tenant to the extent that if, during the Agreed Initial Term, Tenant shall have assigned this Lease or subleased the entire Premises or substantially all the Premises, for the balance of the Agreed Initial Term and the First Option Period such that the original Tenant hereunder (as such Tenant may have changed through any one or more mergers, affiliations, associations or combinations as described in Paragraph 13(j) above) is no longer in possession of all or substantially all of the Premises, then the Second Option shall be null and void and Tenant shall have no right to extend the term of this Lease for the Second Option Period. The Second
     (2nd) Five Year Option Period shall commence on the day following the date on which the First Option Period terminates and shall terminate on the last day of the Sixtieth (60th) month thereafter. The failure by Tenant to exercise any Option Period herein shall terminate Tenant's right to any successive Option Periods. Tenant shall exercise the right to the Second Five Year Option Period by delivering written notice to Landlord not later than six (6) months prior to the expiration of the First Option Period.

          (d) Terms, Conditions, Covenants and Rent for Second Five Year Option Period.

          The Second Five Year Option Period shall be on all of the terms, conditions and covenants applicable to the Initial Term and the First Option Period with the following exceptions:

               (l) The monthly rent for the Second Five Year Option Period shall be determined as set forth in Subparagraph 49.e, hereof.

               (2) Tenant shall have no right to extend any Term or Option Period of this Lease beyond the termination of the Second (2nd) Five Year option Period.

          (e) Rent During Option Periods. The basic rent for each Option Period shall be the "Fair Market Rental" for such Option Period determined as follows:

               (1) As used herein, the term "Fair Market Rental" for any Option Period means the Monthly Rent that Landlord could obtain as of the commencement of the Option Period from a third party desiring to lease the Premises for the Option Period taking into account the services provided under the terms of the Lease, the rental then being obtained for new leases of space comparable to the Premises in the locality of the Building, tenant improvement allowances provided or to be provided, rental abatements, other forms of rental concessions and all other factors that would be relevant to a third party desiring to lease the Premises for said Option Period on said terms in determining the rental such party would be willing to pay therefore. Said Fair Market shall also take into account an equitable sharing of the cost savings in leasing commissions realized as a consequence of Tenant's election to exercise the renewa1 Option.

               (2) At least 120 days prior to the commencement of any Option Period Landlord shall send to Tenant a notice setting forth its determination of the Fair Market Rental. In the event Tenant disputes Landlord's determination of the Fair Market Rental, Tenant shall, within thirty (30) days after the date of Landlord's notice send to Landlord a notice stating that Tenant desires to submit the dispute as to the Fair Market Rental to arbitration as provided in subparagraph
          (3) below. If Tenant does not so send Landlord such notice, Landlord's determination of the Fair Market Rental shall be the Monthly Rents for such Option Period. In the event Tenant elects to arbitrate, and such arbitration shall not have been concluded Prior to the commencement of the Option Period, Tenant shall pay Monthly Rent to Landlord at the rate set forth in Landlord's notice to Tenant of the Fair Market rental. If the amount of Fair Market Rental, as finally determined by arbitration, is greater than Landlord's determination, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the Fair Market rental, as so determined by arbitration, for the period between the commencement of the Option Period and the date of such determination within thirty (30) days of the determination, and if the Fair Market rental, as finally determined by arbitration. is less than Landlord's determination, the difference between the amount paid by Tenant and the Fair Market Rental, as so determined by arbitration, for said period shall be credited against the next installments of basic rent due from Tenant to Landlord.

               (3) In the event Tenant elects to submit the determination of the Fair Market Rental for any Option Period to arbitration as above provided, the judgment or the award rendered in any such arbitration may be entered in any court having jurisdiction and shall be final and binding upon the parties. The arbitration shall be conducted and determined in the City and County of San Francisco in accordance with the then prevailing rules of the American Arbitration Association or its successor for arbitration of commercial disputes, except to the extent that the procedures mandated by said rules are expressly modified herein.

                    (A) Tenant's notice requiring arbitration as provided in subparagraph (2) above shall specify the name and address of the person to act as the arbitrator on Tenant's behalf. The arbitrator shall be an attorney, M.A.I. or licensed real estate broker with at least ten (10) years' experience in the field of commercial property leases, who's familiar with the prevailing market rentals of first-class commercial office space in the downtown San Francisco area and would qualify as an expert witness over objection to give opinion testimony addressed to the lease in a court of competent jurisdiction. Within twenty (20) business days after receipt of the notice requiring arbitration, Landlord shall give notice to Tenant specifying the name and address of the Person designated by Landlord as arbitrator on its behalf, who shall be similarly qualified. If Landlord fails to notify Tenant of the appointment of its arbitrator, within the time above specified, then Tenant on behalf of Landlord may request appointment of a similarly qualified person by the then Chief Judge of the United States District Court having jurisdiction over the City and County of San Francisco, and the other party shall not raise any question as to such Judge's full power and jurisdiction to entertain the application for and make the appointment.

                    (B) In the event that the two arbitrators are chosen pursuant to subparagraph (A) above, the arbitrators so chosen shall meet within ten (10) business days after the second arbitrator is appointed, and if within ten (10) business days after such first meeting the arbitrators shall be unable to agree upon a determination of the Fair Market Rental, they shall appoint a third arbitrator, who shall be a competent and impartial person with qualifications similar to those above required or the first two arbitrators. In the event the two arbitrators are unable to agree upon such appointment of a third arbitrator within five (5) business days after the expiration of such ten-day period, the third arbitrator shall be selected by the parties, if they can agree thereon, within a further period of ten (10) business days. If the parties do not so agree, then either on behalf of both, may request appointment of such a qualified person by the then Chief Judge of the United States District Court having jurisdiction over the City and County of San Francisco, and the other party shall not raise any question as to such Judge's full power and jurisdiction to entertain the application for and make the appointment. The three arbitrators shall decide the dispute if it has not previously been resolved by following the procedure set forth in subparagraph (C) below and shall attempt to so decide the issue within ten (10) business days of the appointment of the third arbitrator.

                    (C) If the determination of the Fair Market Rental cannot be resolved by agreement between the two arbitrators selected by Landlord and Tenant or settlement between the parties during the course of arbitration, the issue shall be resolved by the three arbitrators in accordance with the following procedure. The arbitrator selected by each of the parties shall state in writing his determination of the Fair Market Rental, supported by the reasons therefore with counterpart copies to each party. The arbitrators shall arrange for simultaneous exchange or such proposed determinations. The role of the third arbitrator shall be to select which of the two proposed determinations most closely approximates his determination of the Fair Market Rental. The third arbitrator shall have the right to propose a middle ground or any modification of either of the two proposed determinations. The determination he chooses shall constitute the decision of the arbitrators and shall be binding and conclusive upon the parties.

                    (D) In the event of a failure, refusal or inability of any arbitrator to act, his successor (similarly qualified) shall be appointed by him, but in the case of the third arbitrator, his successor shall be appointed in the same manner as above provided for appointment of the third arbitrator. Any decision in which the arbitrator appointed by Landlord and the arbitrator appointed by Tenant concur shall be binding and conclusive upon the parties. Each party shall pay the fees and expenses of its respective arbitrator and both shall share the fees and expenses of the third arbitrator, if any, and the attorneys' fees and expenses of counsel of the respective parties and of witnesses shall be paid by the respective party engaging such counsel or calling such witnesses.

                    (E) The arbitrators shall have the right to consult experts and competent authorities with factual information or evidence pertaining to a determination of the Fair Market Rental, but any such consultation shall be made in the presence of both parties with full right on their part to cross-examine. The arbitrators shall render their decision and award in writing with counterpart copies to each party. The arbitrators shall have no power to modify the provisions of the Lease.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

     By Landlord:                  /s/ Dinesh Maniar
                                   Dinesh Maniar


     By Tenants:                   /s/ John W. Keker
                                   John W. Keker, P.C.
                                   by John W. Keker its principal


                                   /s/ John W. Keker
                                   John W. Keker, individually


                                   /s/ William A. Brockett
                                   William A. Brockett, P.C.,
                                   by William A. Brockett its principal


                                   /s/ William B. Brockett
                                   William A. Brockett, individually


                                   /s/ Robert A. Van Nest
                                   Robert A. Van Nest, P.C.,
                                   by Robert A. Van Next its principal


                                   /s/ Robert A. Van Nest
                                   Robert A. Van Nest, individually


                                   /s/ R. Elaine Leitner
                                   R. Elaine Leitner, individually


                                   /s/ Christopher J. Hunt
                                   Christopher J. Hunt, individually


                                   /s/ David J. Meadows
                                   David J. Meadows, individually


                                   /s/ Jeffrey R. Chanin
                                   Jeffrey R. Chanin, individually


                                   /s/ Gary M. Cohen
                                   Gary M. Cohen, individually


                                   /s/
                                   Keker & Brockett, a California Partnership

                                   Tenants.